ATLANTICA, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                      March 31, 1998 and December 31, 1997

                                    CONTENTS

Independent Auditors' Report................................................ 3

Balance Sheets.............................................................. 4

Statements of Operations.................................................... 5

Statements of Stockholders' Equity (Deficit)................................ 6

Statements of Cash Flows.................................................... 7

Notes to the Financial Statements........................................... 8

                  [LETTERHEAD OF JONES, JENSEN & COMPANY, LLC]

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders of
Atlantica, Inc.
(A Development Stage Company)
Salt Lake City, Utah

We have audited the accompanying balance sheets of Atlantica, Inc. (a development stage company) as of March 31, 1998 and December 31, 1997 and the related statements of operations, stockholders' equity (deficit) and cash flows for the three months ended March 31, 1998, the year ended December 31, 1997 and from inception of the development stage on January 1, 1997 through March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Atlantica, Inc. (a development stage company) as of March 31, 1998 and December 31, 1997 and the results of its operations and its cash flows for the three months ended March 31, 1998, the year ended December 31, 1997 and from inception of the development stage on January 1, 1997 through March 31, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company is a development stage company with no significant operating results to date, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.


/s/ Jones, Jensen & Company

Jones, Jensen & Company
Salt Lake City, Utah
April 15, 1998

                                 ATLANTICA, INC.

                          (A Development Stage Company)
                                 Balance Sheets

                                     ASSETS

                                                   March 31,    December 31,
                                                     1998           1997
                                                 -----------    -----------
CURRENT ASSETS

  Cash                                           $        --    $        --
                                                 -----------    -----------
   Total Current Assets                                   --             --
                                                 -----------    -----------
   TOTAL ASSETS                                  $        --    $        --
                                                 ===========    ===========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

  Accrued interest (Note 2)                      $   438,075    $   424,800
  Mortgage payable (Note 3)                          885,000        885,000
                                                 -----------    -----------

   Total Current Liabilities                       1,323,075      1,309,800
                                                 -----------    -----------

   TOTAL LIABILITIES                               1,323,075      1,309,800
                                                 -----------    -----------

STOCKHOLDERS' EQUITY (DEFICIT)

  Common stock: 25,000,000 shares authorized
   of $0.0001 par value, 24,581,422 and
   531,422 shares issued and outstanding,
   respectively (Note 4)                               2,458             53
  Additional paid-in capital (Note 5)                 41,150         39,904
  Deficit accumulated prior to January 1, 1997    (1,256,700)    (1,256,700)
  Deficit accumulated during the
   development stage (from January 1, 1997)         (109,983)       (93,057)
                                                 -----------    -----------

   Total Stockholders' Equity (Deficit)           (1,323,075)    (1,309,800)
                                                 -----------    -----------
   TOTAL LIABILITIES AND STOCKHOLDERS'
    EQUITY (DEFICIT)                             $        --    $        --
                                                 ===========    ===========

  The accompanying notes are an integral part of these financial statements.

                                 ATLANTICA, INC.
                          (A Development Stage Company)
                            Statements of Operations

                                                                   From
                                                                Inception of
                                                                Development
                                   For the                       Stage on
                                 Three Months    For the        January 1,
                                    Ended       Year Ended     1997 Through
                                   March 31,    December 31,     March 31,
                                    1998           1997           1998
                                 ------------   ------------   -------------
REVENUES                         $      --      $      --        $      --

EXPENSES

  General and administrative         3,651         39,957           43,608
  Interest expense                  13,275         53,100           66,375
                                 ---------      ---------        ---------

   Total Expenses                   16,926         93,057          109,983
                                 ---------      ---------        ---------

NET (LOSS)                       $ (16,926)     $ (93,057)       $(109,983)
                                 =========      =========        =========

NET (LOSS) PER SHARE             $   (0.00)     $   (0.00)
                                 =========      =========

  The accompanying notes are an integral part of these financial statements

                                 ATLANTICA, INC.
                          (A Development Stage Company)
                  Statements of Stockholders' Equity (Deficit)


                                         Common Stock          Additional
                                  -------------------------     Paid-In      Accumulated
                                     Shares        Amount       Capital        Deficit
                                  -----------   -----------   -----------    -----------
Inception of development stage,
 January 1, 1997                      531,422   $        53   $       (53)   $(1,256,700)

Expenses paid on the
 Company's behalf                          --            --        39,957             --

Net loss for the year ended
 December 31, 1997                         --            --            --        (93,057)
                                  -----------   -----------   -----------    -----------

Balance, December 31, 1997            531,422            53        39,904     (1,349,757)

March 1, 1998, liquidating
 dividend (Note 1a)                        --            --            --             --

March 13, 1998, common
 stock issued for services
 at $0.0001 per share              24,050,000         2,405            --             --

Expenses paid on the
 Company's behalf                          --            --         1,246             --

Net loss for the three months
 ended March 31, 1998                      --            --            --        (16,926)
                                  -----------   -----------   -----------    -----------

Balance, March 31, 1998            24,581,422   $     2,458   $    41,150    $(1,366,683)
                                  ===========   ===========   ===========    ===========


  The accompanying notes are an integral part of these financial statements.

                                 ATLANTICA, INC.
                          (A Development Stage Company)
                            Statements of Cash Flows

                                                                               From
                                                                            Inception of
                                                                            Development
                                              For the                         Stage on
                                           Three  Months       For the       January 1,
                                               Ended         Year Ended     1997 Through
                                             March 31,       December 31,    March 31,
                                               1998             1997           1998
                                           -------------   -------------   -------------
CASH FLOWS FROM
 OPERATING ACTIVITIES                      $     (16,926)  $     (93,057)  $    (109,983)

Adjustments to Reconcile Net
 Loss to Net Cash Used by
 Operating Activities:
  Common stock issued for services                 2,405              --           2,405

  Increase in accrued interest                    13,275          53,100          66,375
                                           -------------   -------------   -------------

   Net Cash (Used) by
    Operating Activities                          (1,246)        (39,957)        (41,203)
                                           -------------   -------------   -------------

CASH FLOWS FROM
 INVESTING ACTIVITIES                                 --              --              --
                                           -------------   -------------   -------------
CASH FLOWS FROM
 FINANCING ACTIVITIES

  Capital contributed by shareholder               1,246          39,957          41,203
                                           -------------   -------------   -------------
   Net Cash Provided by
    Financing Activities                           1,246          39,957          41,203
                                           -------------   -------------   -------------

NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS                            --              --              --
                                           -------------   -------------   -------------
CASH AND CASH EQUIVALENTS AT
 BEGINNING OF PERIOD                                  --              --              --
                                           -------------   -------------   -------------

CASH AND CASH EQUIVALENTS AT
 END OF PERIOD                             $          --   $          --   $          --
                                           =============   =============   =============

CASH PAID FOR
  Interest                                 $          --   $          --   $          --
  Taxes                                    $          --   $          --   $          --


      The accompanying notes are an integral part of these financial statements.

                                 ATLANTICA, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                      March 31, 1998 and December 31, 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            This summary of significant accounting policies of Atlantica, Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

            a. Organization and Business Activities

            The name of the Company is Atlantica, Inc (the Company); the Company was incorporated in the State of Utah on March 3, 1938. The Company name at that time was Red Hills Mining Company. On February 5, 1953, the Company changed its name to Allied Oil and Minerals Company. On January 8, 1971, the Company changed its name to Community Equities Corporation. On March 26, 1996, the Company changed its name to Atlantica, Inc.

            The Company had two subsidiaries. Keys Equities, Inc. (Keys), a Florida corporation was incorporated July 31, 1996. There are no assets, liabilities or operations in this Company. Allied Equities, Inc. (Allied), a Florida corporation was incorporated July 15, 1996. On March 1, 1998, the Company transferred its right, title and interest in a mining claim in Utah to Allied. The mining claim had a book value of $-0-. On March 1, 1998, the Company distributed the shares of the two subsidiaries to its shareholder in a liquidating dividend.

            The Company has not engaged in any business operations since 1990, and it was reclassified as a development stage company as of January 1, 1997. The Company's only activity since that time has consisted of taking actions necessary to restore and preserve its good standing in the State of Utah. The Company presently has no assets. The Company intends to continue to seek out the acquisition of assets, property or a business that may be beneficial to the Company and its stockholders. In considering whether to complete any such acquisition, the Board of Directors shall make the final determination and the approval of stockholders will not be sought unless required by applicable law, the articles of incorporation or bylaws of the Company or contract.

            Reorganization

            On February 20, 1998, an agreement and plan of reorganization between Gregory Aurre and Michael Oliver was made; whereby Mr. Aurre would take over control of the Company, and Mr. Oliver, the principal stockholder, sold control of the corporation.

            On March 13, 1998, a Board of Directors meeting was held to install the above-mentioned February 20, 1998 agreement. In the meeting, new directors were voted on making Gregory Aurre President and Director, Amerika Aurre and Gregory Aurre III as new directors and Gregory Aurre III as secretary and treasurer.

                                 ATLANTICA, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                      March 31, 1998 and December 31, 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

            Bankruptcy

            To dismiss the $885,000 mortgage liability and the related accrued interest of $438,075, the Company has on its books, it filed for Chapter 7 bankruptcy of March 13, 1998. The Company has been in negotiations with the mortgagee in hopes of eliminating the liability. To date, no settlement has been made.

            b. Fiscal Year

            The Company operates on a calendar year basis.

            c. Basis of Operation

            The Company prepares its financial statements and federal income taxes on the accrual basis of accounting.

            d. Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            e. Income Taxes

            No provision for income taxes has been accrued because the Company has net operating losses from inception. The net operating loss carryforwards of approximately $110,000 at March 31, 1998 will expire in 2013. No tax benefit has been reported in the financial statements because the Company is uncertain if the carryforwards will expire unused. Accordingly, the potential tax benefits are offset by a valuation account of the same amount.

NOTE 2 - ACCRUED INTEREST

            Accrued interest has been booked at a rate of six percent (6%) per annum from January 1, 1990 when the Company guaranteed the mortgages. As of March 31, 1998, $438,075 has accrued. No demand has been made on the interest accrued. Management believes that the likelihood that the interest will need to be paid by the Company is remote as the Company is not the primary mortgagor.

                                 ATLANTICA, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                      March 31, 1998 and December 31, 1997

NOTE 3 - MORTGAGE PAYABLE

            In 1990, the Company signed as a guarantor of a mortgage. The primary mortgager has defaulted on the loan so the Company has recorded the liability on its books. At no time has the Company been notified to pay the loan as the guarantor. Management believes the likelihood that the Company will have to pay the mortgage to be remote.

NOTE 4 - COMMON STOCK

            On March 13, 1998, the Company approved a 20-for-1 stock split. After the split, the Company authorized 25,000,000 shares and changed the par value from $0.01 to $0.0001. 24,050,000 shares, on this same date, were issued to the directors of the Company for services rendered, valued at $0.0001 per share. The reverse stock split is reflected on a retroactive basis.

NOTE 5 - ADDITIONAL PAID-IN CAPITAL

            Expenses incurred by the Company and its subsidiaries, Allied and Keys, for reinstatement, legal and filing fees were paid out of pocket by its former majority shareholder and director. The funds were booked to additional paid-in capital and are approximately $40,000. No reimbursement for these expenses paid will be made by the Company. On May 11, 1998, the shareholders of the Company completed a quasi-reorganization whereby the accumulated deficit of the Company was offset against paid-in capital to the extent possible. The quasi-reorganization has been reflected on a retro-active basis.

            Expenses during the year ended December 31, 1997 and for the three months ended March 31, 1998 were paid by the Company's President. Expenses were paid out of pocket by the President and a contribution of capital was booked at approximately $65 and $1,246, respectively.

NOTE 6 - GOING CONCERN

            The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established revenues sufficient to cover its operation costs. The Company is seeking the acquisition of, or merger with, an existing operating company. Currently management has committed to covering all operating and other costs until sufficient revenues are generated.